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                                                           Exhibit EX-99.906CERT

          Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached report of Liquid Institutional Reserves (the "Registrant") on Form N-CSR (the "Report"), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer's knowledge:

     1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended;

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated: July 8, 2003
       ---------------------------

By:    /s/ Joseph A. Varnas
       ---------------------------
       Joseph A. Varnas
       President


Dated: July 8, 2003
       ---------------------------

By:    /s/ Paul H. Schubert
       ---------------------------
       Paul H. Schubert
       Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liquid Institutional Reserves and will be retained by Liquid Institutional Reserves and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.